EXHIBIT 99.1

Liberty Tax Service Announces Fiscal Year 2017 Results

VIRGINIA BEACH, Va., June 14, 2017 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, today reported its results for fiscal year 2017. The Company reported total revenue of $174.0 million and GAAP earnings per share of $0.94. Non-GAAP earnings per share were $1.15.

The Company prepared 1.66 million tax returns in its U.S. offices compared to 1.83 million in the prior year.  Total returns processed in Canada were up 8.8% to 0.36 million from 0.33 million.

“This season’s results were clearly disappointing,” said John Hewitt, CEO.  “In addition to the reduction in overall store and return counts, we saw significant underperformance in our company-owned locations.  We are carefully evaluating changes to our operations to enable us to return to our past pattern of growth in market share, revenue and earnings.”

“As we plan for this fiscal year, I am extremely pleased to welcome Edward Brunot as our new Chief Operating Officer,” said Hewitt.  “Ed’s background in growing retail service businesses through a disciplined, processed approach is an asset that will be leveraged throughout the franchisee base and the entire organization.”

Added Brunot, “It’s great to be joining the Liberty Tax family.  I look forward to partnering with John, the management team and franchisees to continue to strengthen the brand and build upon their commitments to accurate, reliable tax preparation.”

Fiscal 2017 Results

($ in millions except per share data)	GAAP			Non - GAAP*
	2017	2016	Change	2017	2016	Change
Revenue	$174.0	$173.4	0.3%	$174.0	$173.4	0.3%
Operating expenses	150.7	140.9	6.9%	145.9	140.3	4.0%
Income before taxes	20.8	30.5	-31.9%	25.5	31.1	-18.0%
Net Income	13.0	19.4	-33.0%	16.0	19.8	-19.2%
Diluted EPS	0.94	1.38	-31.9%	1.15	1.41	-18.4%
*See reconciliation of non-GAAP to GAAP financial measures in Table E and additional information under "Non-GAAP Financial Information".

Operational Update

  The Company reported revenue growth of 0.3% to $174.0 million.
  ·  Financial products revenue grew 14% to $51.8 million.
  ·  Tax preparation fees in company-owned stores increased 37% to $21.6 million due to an increase in the number of stores operated.
  ·  Average net fee for tax preparation services in the U.S. increased 2.2%.
  ·  Average returns processed per U.S. office remained relatively flat at 433 returns compared to 434 returns in the prior year.
  ·  Revenue from franchise and company-owned Canadian offices increased 4.7% in local currency.
  As a result of the underperformance in our company-owned stores this tax season, the Company either impaired or closed multiple company-owned store locations and recorded a non-cash charge of $4.9 million.
  GAAP diluted earnings per share decreased 32% to $0.94 from $1.38. Non-GAAP earnings per share decreased 18% to $1.15 from $1.41.
  The Company ended the year with $16.4 million of cash on hand compared to $9.9 million at the end of the prior fiscal year.

Dividend
On June 12, 2017, the Board of Directors approved a quarterly dividend to shareholders of $0.16 per share. The dividend will be paid on July 28, 2017 to holders of record of common stock and common stock equivalents on the close of business on July 14, 2017.

Conference Call
At 8:30 a.m. Eastern time on June 14, 2017, the Company will host a conference call for analysts, institutional investors and stockholders.  To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S.	855-611-0856
International	518-444-5569
Conference ID code:	35412793

The call will also be webcast in a listen-only format.  The link to the webcast may be accessed on the Company’s investor relations website at www.libertytax.com, under the “About” tab.

A telephonic replay of the call will be available beginning shortly after the call continuing until Wednesday, June 21, 2017, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 35412793.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc. (NASDAQ:TAX) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared over two million individual income tax returns in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 22,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles, please see the section of the accompanying Tables E & F titled “Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.”

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the impact of the launch of a new franchise brand; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; regulatory factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table A
Liberty Tax, Inc.
Condensed Consolidated Statements of Income
Unaudited, amounts in thousands, except per share and share data

	Fiscal Years ended April 30,
	2017	2016	$ change	% change
Revenue:
Franchise fees	$2,659	$5,038	$(2,379)	-47.2%
AD fees	4,177	6,008	(1,831)	-30.5%
Royalties and advertising fees	74,291	80,274	(5,983)	-7.5%
Financial products	51,829	45,327	6,502	14.3%
Interest income	12,955	13,578	(623)	-4.6%
Assisted tax preparation fees, net of discounts (1)	21,600	15,775	5,825	36.9%
Other revenue	6,474	7,429	(955)	-12.9%
Total revenue	173,985	173,429	556	0.3%

Operating expenses:
Employee compensation and benefits	44,615	42,882	1,733	4.0%
Other costs and expenses	58,159	43,927	14,232	32.4%
AD expense	22,461	27,686	(5,225)	-18.9%
Advertising expense	11,073	16,420	(5,347)	-32.6%
Depreciation, amortization, and impairment charges	14,356	10,026	4,330	43.2%
Total operating expenses	150,664	140,941	9,723	6.9%
Income from operations	23,321	32,488	(9,167)	-28.2%

Other income (expense):
Foreign currency transaction gain (loss)	(47)	29	(76)	-262.1%
Gain on sale of available-for-sale securities	50	-	50	n/a
Interest expense	(2,557)	(2,039)	(518)	25.4%
Income before income taxes	20,767	30,478	(9,711)	-31.9%
Income tax expense	7,754	11,058	(3,304)	-29.9%
Net Income	$13,013	$19,420	$(6,407)	-33.0%

Net income per share of Class A and Class B
common stock
Basic	$0.94	$1.41	$(0.47)	-33.3%
Diluted	$0.94	$1.38	$(0.44)	-31.9%

Weighted-average shares outstanding basic	12,895,561	12,814,775	80,786	0.6%
Weighted-average shares outstanding diluted	13,916,908	14,024,671	(107,763)	-0.8%

(1) Assisted tax preparation fees are now being reported separately and represent total revenues earned from company-owned stores. 2016 revenue has been adjusted for comparison purposes.

Table B
Liberty Tax, Inc.
Condensed Consolidated Statements of Income
Unaudited, amounts in thousands, except per share and share data

	Three months ended April 30,
	2017	2016	$ change	% change
Revenue:
Franchise fees	$1,533	$2,513	$(980)	-39.0%
AD fees	1,059	1,517	(458)	-30.2%
Royalties and advertising fees	52,431	51,685	746	1.4%
Financial products	32,301	27,545	4,756	17.3%
Interest income	4,456	6,075	(1,619)	-26.7%
Assisted tax preparation fees, net of discounts (1)	16,276	11,567	4,709	40.7%
Other revenue	3,123	3,512	(389)	-11.1%
Total revenue	111,179	104,414	6,765	6.5%

Operating expenses:
Employee compensation and benefits	14,778	14,429	349	2.4%
Other costs and expenses	22,480	14,831	7,649	51.6%
AD expense	15,482	16,964	(1,482)	-8.7%
Advertising expense	2,236	2,348	(112)	-4.8%
Depreciation, amortization, and impairment charges	8,026	4,400	3,626	82.4%
Total operating expenses	63,002	52,972	10,030	18.9%
Income from operations	48,177	51,442	(3,265)	-6.3%

Other income (expense):
Foreign currency transaction gain (loss)	(37)	68	(105)	n/a
Interest expense	(505)	(447)	(58)	13.1%
Income before income taxes	47,635	51,063	(3,428)	-6.7%
Income tax expense	18,306	18,775	(469)	-2.5%
Net income	$29,329	$32,288	$(2,959)	-9.2%

Net income per share of Class A and Class B
common stock
Basic	$2.11	$2.33	$(0.22)	-9.4%
Diluted	$2.10	$2.31	$(0.21)	-9.1%

Weighted-average shares outstanding basic	12,882,550	12,877,919	4,631	0.0%
Weighted-average shares outstanding diluted	13,934,941	13,967,568	(32,627)	-0.2%

(1) Assisted tax preparation fees are now being reported separately and represent total revenues earned from company-owned stores. 2016 revenue has been adjusted for comparison purposes.

Table C
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands

	April 30,	April 30,
	2017	2016
	(Unaudited)
Current assets:
Cash and cash equivalents	$16,427	$9,906
Current receivables, net	75,145	71,722
Assets held for sale	11,989	9,886
Deferred income tax asset	1,063	3,496
Other current assets	5,813	5,838
Total current assets	110,437	100,848

Property, equipment, and software, net	39,789	40,957
Notes receivable, non-current, net	15,583	23,504
Goodwill	8,576	4,228
Other intangible assets, net	21,224	16,270
Other assets	2,767	7,416
Total assets	$198,376	$193,223

Current liabilities:
Current installments of long-term obligations	$7,738	$5,947
Accounts payable and accrued expenses	12,953	11,664
Due to ADs	23,143	24,977
Income taxes payable	6,392	3,581
Deferred revenue - current	2,892	4,682
Total current liabilities	53,118	50,851

Long-term obligations, excluding current installments	18,461	17,493
Deferred revenue and other - non-current	5,817	7,056
Deferred income tax liability	4,525	6,322
Total liabilities	81,921	81,722

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-
Class A common stock, $0.01 par value per share	127	120
Class B common stock, $0.01 par value per share	2	9
Exchangeable shares, $0.01 par value per share	10	10
Additional paid-in capital	8,371	7,153
Accumulated other comprehensive loss, net of taxes	(2,084)	(1,698)
Retained earnings	110,029	105,907
Total stockholders' equity	116,455	111,501
Total liabilities and stockholders' equity	$198,376	$193,223

Note: Effective May 1, 2016, we adopted Accounting Standards Update (“ASU”) 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, on a retrospective basis. Accordingly, debt issuance costs associated with our long term debt are now included in the long term obligations line in the consolidated balance sheets. And, amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Fiscal Years ended April 30,
	2017	2016
Cash flows from operating activities:
Net Income	$13,013	$19,420
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful accounts	10,378	7,282
Depreciation, amortization, and impairment charges	14,356	10,026
Stock-based compensation expense related to equity classified awards	2,016	1,863
Gain on sale of available-for-sale securities	(50)	-
Gain on bargain purchases and sales of Company-owned offices	(1,100)	(855)
Deferred tax expense	179	7,384
Changes in accrued income taxes	2,437	1,758
Changes in other assets and liabilities	(8,783)	(17,061)
Net cash provided by operating activities	32,446	29,817

Cash flows from investing activities:
Issuance of operating loans to franchisees and ADs	(94,133)	(101,552)
Payments received on operating loans to franchisees and ADs	89,562	89,786
Purchases of Company-owned offices, AD rights, and acquired customer lists	(10,049)	(4,787)
Proceeds from sale of Company-owned offices and AD rights	1,339	2,934
Purchase of available-for-sale securities	-	(4,999)
Proceeds from sale of available-for-sale securities	5,049	-
Purchases of property, equipment and software	(5,022)	(10,692)
Net cash used in investing activities	(13,254)	(29,310)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	2,286
Repurchase of common stock	(420)	(1,977)
Dividends paid	(8,891)	(8,852)
Repayment of amounts due to former ADs and franchisees	(1,303)	(2,429)
Repayment of long-term obligations	(3,978)	(1,742)
Borrowings under revolving credit facility	151,400	166,232
Repayments under revolving credit facility	(151,400)	(166,232)
Proceeds from mortgage debt	2,200	-
Payment for debt issue costs	(35)	-
Tax benefit of stock option exercises	60	900
Net cash used in financing activities	(12,367)	(11,814)

Effect of exchange rate changes on cash, net	(304)	(174)
Net increase (decrease) in cash and cash equivalents	6,521	(11,481)
Cash and cash equivalents at beginning of year	9,906	21,387
Cash and cash equivalents at end of year	$16,427	$9,906

Table E
Liberty Tax, Inc.
Fiscal Year Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP); however, we believe that earnings before interest, taxes, depreciation, amortization and impairment ("EBITDA") and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net income as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of GAAP Net income to EBITDA.

					Fiscal Year Ended April 30,
					2017	2016
					(in thousands)
Net Income - as reported					$13,013	$19,420
Add back:
Interest expense					2,557	2,039
Income tax expense					7,754	11,058
Depreciation, amortization, and impairment charges					14,356	10,026
Total Adjustments					24,667	23,123
EBITDA					$37,680	$42,543

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding.

For the Fiscal Year ended April 30, 2017
		Operating	Income from		Pretax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	$173,985	$150,664	$23,321	$37,680	$20,767	$13,013	$0.94

Adjustments: (1)
Executive severance, including stock-based compensation	-	(877)	877	877	877	550	0.04
Compliance Task Force and related costs	-	(1,197)	1,197	1,197	1,197	750	0.05
Gain on available-for-sale securities	-	-	-	(50)	(50)	(31)	-
Accrued judgment	-	(2,700)	2,700	2,700	2,700	1,692	0.12
Total Adjustments	-	(4,774)	4,774	4,724	4,724	2,961	0.21
Non-GAAP	$173,985	$145,890	$28,095	$42,404	$25,491	$15,974	$1.15

For the Fiscal Year ended April 30, 2016
		Operating	Income from		Pretax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	$173,429	$140,941	$32,488	$42,543	$30,478	$19,420	$1.38

Adjustments: (1)
Executive severance, including stock-based compensation	-	(413)	413	413	413	263	0.02
Compliance Task Force and related costs	-	(252)	252	252	252	161	0.01
Total Adjustments	-	(665)	665	665	665	424	0.03
Non-GAAP	$173,429	$140,276	$33,153	$43,208	$31,143	$19,844	$1.41

(1) The net income impact of the adjustments is calculated using the effective tax rate for the period.

Table F
Liberty Tax, Inc.
Fourth Quarter Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with GAAP; however, we believe that EBITDA and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net income as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of GAAP Net Income to EBITDA.

					Three Months Ended April 30,
					2017	2016
					(in thousands)
Net Income - as reported					$29,329	$32,288
Add back:
Interest expense					505	447
Income tax expense					18,306	18,775
Depreciation, amortization, and impairment charges					8,026	4,400
Total Adjustments					26,837	23,622
EBITDA					$56,166	$55,910

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding.

For the three months ended April 30, 2017
		Operating	Income from		Pretax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	$111,179	$63,002	$48,177	$56,166	$47,635	$29,329	$2.11

Adjustments: (1)
Compliance Task Force and related costs	-	(134)	134	134	134	83	0.01
Accrued judgment	-	(2,700)	2,700	2,700	2,700	1,662	0.12
Total Adjustments	-	(2,834)	2,834	2,834	2,834	1,745	0.13
Non-GAAP	$111,179	$60,168	$51,011	$59,000	$50,469	$31,074	$2.23

For the three months ended April 30, 2016
		Operating	Income from		Pretax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	$104,414	$52,972	$51,442	$55,910	$51,063	$32,288	$2.31

Adjustments: (1)
Compliance Task Force and related costs	-	(252)	252	252	252	159	0.01
Total Adjustments	-	(252)	252	252	252	159	0.01
Non-GAAP	$104,414	$52,720	$51,694	$56,162	$51,315	$32,447	$2.32

(1) The net income impact of the adjustments is calculated using the effective tax rate for the period.

Table G
Liberty Tax, Inc.
Operational Data
Unaudited

	Fiscal years ended April 30,
	2017	2016
Franchisees
U.S.	1,753	1,856
Canada	133	130
Total Franchisees	1,886	1,986

Offices
U.S.
Franchised	3,505	3,967
Company-Owned	318	258
Total U.S.	3,823	4,225

Canada
Franchised	210	210
Company-Owned	44	52
Total Canada	254	262

Total
Franchised	3,715	4,177
Company-Owned	362	310
Total Offices	4,077	4,487

Tax Returns Processed
U.S.	1,657,000	1,832,000
Canada	359,000	330,000
Total Returns Processed in Offices	2,016,000	2,162,000

Online	138,000	145,000
Total Tax Returns Processed	2,154,000	2,307,000

Systemwide Revenue[1]
U.S.	$386,000,000	$417,600,000

Canada (CDN $)	28,700,000	27,400,000
Canada (USD $)	21,500,000	21,200,000

U.S. Average Net Fee Per Return[2]	$233	$228

[1] Our systemwide revenue represents the total tax preparation revenue generated by our franchised and company-owned offices.  It does not represent our revenue. But because franchise royalties are derived from the operations of our franchisees, and because we maintain an infrastructure to support systemwide operations, we consider systemwide revenue to be an important measurement.

[2] The average net fee per tax return prepared reflects amounts for our franchised and company-owned offices.

Non-GAAP Financial Information
The Company believes that EBITDA and non-GAAP net income (loss) should be evaluated, in addition to, and not as an alternative for, net income as determined in accordance with GAAP.  Both metrics are used by management when evaluating the performance of the Company.  Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies.  In addition, when evaluating non-GAAP financial information, we exclude certain items that are not considered to be part of future operating results and which management excludes when evaluating the performance of the Company.  Descriptions of the items which are excluded are as follows:

Executive severance, including stock-based compensation:  We exclude from our non-GAAP financial measures cash and non-cash stock-based compensation and perquisites associated with the separation of employment with executives of the Company.

Compliance Task Force and related costs:  We exclude from our non-GAAP financial measures third-party expenses we incur related to our Compliance Task Force, which we established in fiscal 2016 to examine and prevent non-compliance, fraud and other misconduct among our franchisees and employees.  These expenses include professional and legal fees.

Gain on available-for-sale securities:  We exclude from our non-GAAP financial measures gains and losses we record when we sell equity securities and other investments.

Accrued judgment:  We exclude from our non-GAAP financial measures an accrued judgment recorded in the period ended April 30, 2017.  We intend to vigorously defend our position and pursue an appeal.

CONTACTS:
Investors:  Kathy Donovan
Liberty Tax, Inc.
Vice President, Chief Financial Officer
(757) 493-8855
investorrelations@libtax.com

Media:  Martha O’Gorman
Liberty Tax, Inc.
Chief Marketing Officer
(757) 301-8022
martha@libtax.com